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                                                                    EXHIBIT 23.2



             [LETTERHEAD OF ANDERSON ASSOCIATES, LLP APPEARS HERE]



                      CONSENT OF INDEPENDENT ACCOUNTANTS



        We hereby consent to the use of our report dated March 11, 1998 on the audit of the financial statements described therein of Columbian Bank, A Federal Savings Bank in Cecil Bancorp, Inc.'s Registration Statement on Form S-4, relating to shares of common stock of Cecil Bancorp, Inc. to be issued to shareholders of Columbian Bank, A Federal Savings Bank as filed with the Securities and Exchange Commission. We also consent to the reference to our firm under the caption "Experts" in the Prospectus.


ANDERSON ASSOCIATES, LLP

/s/ Anderson Associates, LLP

June 30, 1998
Baltimore, Maryland